                                                                    EXHIBIT 99.2

                                  CERTIFICATION

         In connection with the first amendment to the Annual Report of Coast Dental Services, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy G. Merrick, principal financial and accounting officer of the Company, certify that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period ended December 31, 2002.



/s/ TIMOTHY G. MERRICK
--------------------------------------------
Timothy G. Merrick
Vice President - Finance
(Principal Financial and Accounting Officer)
April 30, 2003